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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Annual Report on Form 10-K of Delco Remy International, Inc. for the year ended July 31, 1999, of our report dated March 26, 1998 related to the financial statements of Williams Technologies, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which are included in the annual report on Form 10-K of Delco Remy International, Inc. for the year ended July 31, 1999.

DELOITTE & TOUCHE LLP
Columbus, Ohio
September 30, 1999